Consent of Independent Public Accountants

We consent to the incorporation of our report dated February 28, 1997 (except
Note 12, as to which the date is September 26, 1997) with respect to the financial statements of Arcus Technology Services, Inc. included in this Form 8-K and into Iron Mountain Inc.'s previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.



                                                  Ernst & Young LLP

Dallas, Texas
October 29, 1997